Registrant has entered into an Underwriting Agreement (“Agreement”) with Redwood Securities Group, Inc. (“Redwood”).   The Agreement is dated January 30, 2008 but will not become effective unless and until Redwood is approved by the Financial Industry Regulatory Authority (“FINRA”) as a Qualified Independent Underwriter.  FINRA is the self regulatory body for broker-dealers.

Under the Agreement Redwood will act as the underwriter of Registrant’s Rule 415 continuous offering of 5 year notes (“Notes”).  Redwood will conduct its due diligence and will recommend to Registrant the lowest yield at which Registrant should offer the Notes, and the highest price at which Registrant should offer the Notes.

Redwood will receive an underwriting commission based upon the Notes actually sold.  The commission shall be 0.375% of the face value of Notes sold after the effective date of this Agreement, with the underwriting commission capped at $90,000,000 of Notes sold.  Redwood will also supply some back-office and clearing services to Capital Solution Distributors LLC (“CSD”), an affiliate of Registrant, with respect to CSD’s sale of Notes.

The agreement contains normal underwriting cross indemnification provisions